Exhibit 10.2

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of May 2, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among Very Hungry LLC, a Colorado limited liability company (“Very Hungry”), Scott Reiman 1991 Trust (together with Very Hungry, “Subordinated Creditor”), Prospect Global Resources Inc., a Nevada corporation (the “Company”), and The Karlsson Group, Inc., an Arizona corporation (“Senior Lender”).

R E C I T A L S

A.    On or about April 15, 2013, the Company and Senior Lender entered into an Unconditional Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) whereby the Company unconditionally guaranteed and promised to pay any and all obligations of Company’s wholly-owned subsidiary Prospect Global Resources, Inc., a Delaware corporation (“Maker”), to Senior Creditor pursuant to a Secured First Priority Promissory Note in the original principal sum of $125 million (as the same may be amended, supplemented or otherwise modified, from time to time, including without limitation by that certain First Amendment to Secured First Priority Promissory Note (the “First Note Amendment”) (as amended thereby, the “Note”)).  Pursuant to the documents and agreements executed in connection with the Guaranty, Senior Lender has agreed to make certain financial accommodations to the Company and to Maker.  All of the Company’s obligations to Senior Lender under the Guaranty and the other Senior Debt Documents (as hereinafter defined) are secured by, among other things, liens on and security interests in all of the shares of Maker owned by the Company (the “Collateral”).

B.    The Company has issued two Subordinated Promissory Notes of even date herewith pursuant to which Subordinated Creditor is extending credit to the Company as evidenced by two Subordinated Promissory Notes of even date herewith in the aggregate principal amount of $5,500,000 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note”);

C.    As an inducement to and as one of the conditions precedent to the agreement of Senior Lender to enter into the First Note Amendment, Senior Lender has required the Company to covenant to procure the execution and delivery of this Agreement by Subordinated Creditor and the Company in order to set forth the relative rights and priorities of Senior Lender and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

NOW, THEREFORE, in accordance with the Company’s agreement (entered into in order to induce Senior Lender to enter into the First Note Amendment) to procure the execution and delivery of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

The following terms shall have the following meanings in this Agreement:

1.1          “Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

1.2          “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

1.3          “Debt Default Notice” means a written notice from Subordinated Creditor to Senior Lender or from Senior Lender to Subordinated Creditor pursuant to which Senior Lender or Subordinated Creditor, as applicable, is notified of the occurrence of a Subordinated Debt Default or Senior Default, as applicable, which notice incorporates a reasonably detailed description of such default.

1.4          “Distribution” means, with respect to any indebtedness, obligation or security,  (a) any payment or distribution by any Person of cash, securities or other property other than Plan Securities (as defined below), by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person; provided, however, that notwithstanding any other provisions in this Agreement, the Company shall have the right to issue any equity securities in connection with the satisfaction of indebtedness.

1.5          “Enforcement Action” means (a) to take from or for the account of the Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor.

1.6          “Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

1.7          “Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

1.8          “Senior Covenant Default” means any “Event of Default” under any Senior Debt Document (other than a Senior Payment Default).

1.9          “Senior Debt” means all obligations, liabilities and indebtedness of every nature of the Maker that are guaranteed by the Company (and all obligations of the Company with respect thereto) from time to time and owed to Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.  Senior Debt shall be considered to be outstanding whenever any amount under any Senior Debt Document is outstanding.

1.10        “Senior Debt Documents” means the Senior Loan Documents and shall include but not be limited to all documents by which any Senior Debt is refinanced or replaced or by which any Senior Debt Document is superseded, amended, or replaced as part of any Senior Refinancing.

1.11        “Senior Default” means any Senior Payment Default or Senior Covenant Default.

1.12        “Senior Loan Documents” means the Note, the Guaranty, and all other agreements, documents and instruments executed from time to time in connection therewith or pursuant thereto, as the same may be amended, supplemented or otherwise modified from time to time.

1.13        “Senior Payment Default” means any “Event of Default” under any Senior Debt Document resulting from the failure of the obligor to pay, on a timely basis, any principal, interest, fees or other obligations under such Senior Debt Document (whether to Senior Lender or into any escrow account pursuant to the terms of any Senior Debt Document) including, without limitation, any default in payment of Senior Debt after acceleration thereof.

1.14        “Senior Refinancing” means any refinancing of all or any portion of the Senior Debt under the Senior Loan Documents.

1.15        “Subordinated Debt” means all of the obligations of the Company or any guarantor to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.

1.16        “Subordinated Debt Documents” means the Subordinated Note, any guaranty with respect to the Subordinated Debt, and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

1.17        “Subordinated Debt Default” means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Subordinated Debt Document.

1.18        “Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

ARTICLE II
SUBORDINATION

2.1          Subordination of Subordinated Debt to Senior Debt.  The Company covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2          Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving the Company or any subsidiary of the Company:

(a)           All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution shall be made to Subordinated Creditor on account of any Subordinated Debt; provided that Subordinated Creditor may receive securities of the Company or any Person provided for by a bankruptcy court approved plan of reorganization or readjustment, the payment of which is subordinate on terms substantially similar hereto with respect to the Senior Debt Documents (“Plan Securities”).

(b)           Except as set forth in Section 2.2(a), any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt, shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and any commitments to lend under the Senior Debt Documents shall have been terminated. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lender. Subordinated Creditor also irrevocably authorizes and empowers Senior Lender, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)           Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

(d)           Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Lender in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Lender its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding; provided Senior Lender shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Lender votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

(e)           The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3          Subordinated Debt Payment Restrictions.

Notwithstanding the terms of the Subordinated Debt Documents, the Company hereby agrees that it may not make, directly or indirectly, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and any commitments to lend under the Senior Debt Documents have terminated.

2.4          Subordinated Debt Standstill Provisions.

(a)           Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, Subordinated Creditor shall not, without the prior written consent of Senior Lender, take any Enforcement Action with respect to the Subordinated Debt, until acceleration of the Senior Debt and in any event no earlier than ten (10) days after Senior Lender’s receipt of written notice of Subordinated Creditor’s intention to take any such Enforcement Action.

Notwithstanding the foregoing, Subordinated Creditor may file proofs of claim against the Company in any Proceeding involving the Company.  Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor (including but not limited to Distributions of money or property with respect to any Plan Securities) shall in any event be held in trust by it for the benefit of Senior Lender and promptly be paid or delivered to Senior Lender in the form received until all Senior Debt is indefeasibly paid in full in cash and any commitment to lend under the Senior Debt Documents shall have been terminated.

(b)           Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lender such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded.

2.5          Incorrect Payments.  If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Senior Lender and shall be promptly paid over to Senior Lender for application (in accordance with the Senior Debt Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

2.6          Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens.  Until the Senior Debt has been indefeasibly paid in full in cash and any lending commitments under the Senior Debt Documents have terminated, any liens and security interests of Subordinated Creditor in the Collateral which may exist in breach of Subordinated Creditor’s agreement pursuant to Section 3.2(b) or Section 4.1 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lender in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Loan Documents, the Senior Debt Documents, or the liens and security interests of Senior Lender in the Collateral securing the Senior Debt. In the event that Subordinated Creditor obtains any liens or security interests in the Collateral, Subordinated Creditor shall (or shall cause its agent to) promptly execute and deliver to Senior Lender such termination statements and releases as Senior Lender shall request to effect the release of the liens and security interests of Subordinated Creditor in such Collateral. In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Senior Lender its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.6.

2.7          Sale, Transfer or other Disposition of Subordinated Debt.

(a)           Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document: (i) without giving prior written notice of such action to Senior Lender, (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Lender an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Senior Lender arising under this Agreement.

(b)           Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the

Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 6.4 hereof.

2.8          Legends.  Until the termination of this Agreement in accordance with Section 6.10 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note, and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of May 2, 2013, among Very Hungry LLC, a Colorado limited liability company, Scott Reiman 1991 Trust, Prospect Global Resources Inc., a Nevada corporation (the “Company”) and The Karlsson Group, Inc., an Arizona corporation (“Senior Lender”), to the indebtedness (including interest) owed by the Company to Senior Lender pursuant to the Company’s Guaranty, and to indebtedness refinancing such indebtedness as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.9          Default Notice.  Promptly following a Subordinated Debt Default or Senior Default, Subordinated Creditor or Senior Lender, as applicable, shall deliver to the other a Debt Default Notice.

ARTICLE III
MODIFICATIONS

3.1          Modifications to Senior Debt Documents.  Senior Lender may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or increase the obligations of Maker or the Company or renew or alter any of the terms of the Senior Debt, or amend or modify in any manner the Senior Debt Documents.

3.2          Modifications to Subordinated Debt Documents.  Until the Senior Debt has been indefeasibly paid in full in cash and any lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Senior Lender, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (b) take any liens or security interests in any assets of Maker, the Company or any other guarantor of the Subordinated Debt or (c) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of the Company or any guarantor of the Subordinated Debt or confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to Senior Lender.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1          Representations and Warranties of Subordinated Creditor.  Subordinated Creditor hereby represents and warrants to Senior Lender that as of the date hereof: (a) Very Hungry Very Hungry is a limited liability company duly formed and validly existing under the laws of the State of Colorado and Scott Reiman 1991 Trust is a trust duly formed and validly existing under the laws of the State of Colorado; (b)  Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt; and (f) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Company.

4.2          Representations and Warranties of Senior Lender.  Senior Lender hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Senior Lender is a corporation duly formed and validly existing under the laws of the State of Arizona; (b) Senior Lender has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Senior Lender will not violate or conflict with the organizational documents of Senior Lender, any material agreement binding upon Senior Lender or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Senior Lender, enforceable against Senior Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

ARTICLE V
SUBROGATION

Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of any lending commitments under the Senior Debt Documents, Subordinated Creditor shall be subrogated to the right of Senior Lender to receive Distributions with respect to the Senior Debt. Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to Senior Lender for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Senior Lender which otherwise would have been made to Subordinated Creditor is not, as between the Company and Subordinated Creditor, a payment by the Company to or on account of the Senior Debt.

ARTICLE VI
MISCELLANEOUS

6.1          Complete Agreement; Modification of Agreement.  This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied).  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

6.2          Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

6.3          Notices.  Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 6.3), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than Subordinated Creditor, the Company or Senior Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Very Hungry LLC

Scott Reiman 1991 Trust

730 17th Street, Suite 800

Denver, CO 80202
Attention:                                         Conway Schatz
Telephone:                                   303-571-1010
Facsimile:                                         303-571-1221

With a copy to:

Bryan Cave

1700 Lincoln Street, Suite 4100

Denver CO 80203
Attention:                                         W. Dean Salter
Telephone:                                   303-866-0245
Facsimile:                                         303-335-3745

If to the Company:

Prospect Global Resources Inc.
1401 17th Street, Suite 1550
Denver, CO 80202
Attention:                                         Chief Executive Officer
Telephone:                                   303-990-8415
Facsimile:                                         303-990-8440

With a copy to:

Eisner Kahan Gorry Chapman Ross & Jaffe PC
9601 Wilshire Blvd., Suite 700
Beverly Hills, CA 90210
Attention:                                         Mr. Michael Eisner
Telephone:                                   310-855-3200
Facsimile:                                         310-855-3201

If to Senior Lender:

The Karlsson Group, Inc.

18 Ozone Avenue

Venice, California  90291

Attention:                                         Michael Stone
Facsimile:                                         310-933-0262

With copies to:

Loeb & Loeb LLP

10100 Santa Monica Boulevard, Suite 2200

Los Angeles, California 90067

Attention:                                         Lance N. Jurich, Esq.
Facsimile:                                         310-282-2211

and

Law Offices of Richard C. Weisberg

33 Derwen Road

Bala Cynwyd, Pennsylvania 19005

Attention:                                         Dick Weisberg

Facsimile:                                         215-689-1504

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 6.3.

6.4          Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lender, Subordinated Creditor and the Company. To the extent permitted under the Senior Debt Documents, Senior Lender may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

6.5          Relative Rights.  This Agreement shall define the relative rights of Senior Lender and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as between the Company and Senior Lender and as between the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Lender or Subordinated Creditor with respect to any other creditors of the Company.

6.6          Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

6.7          Counterparts.  This Agreement may be authenticated in any number of separate counterparts by any one or more of the parties hereto, and all of said counterparts taken together shall constitute one and the same instrument.  This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Senior Lender, electronic means, all of which shall be equally valid.

6.8          Severability; Section Titles.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

6.9          Rules of Construction.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in this Agreement.

6.10        Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

6.11        GOVERNING LAW.  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

6.12        SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN ARIZONA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG SENIOR LENDER, THE SUBORDINATED LENDER AND THE COMPANY PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, THAT EACH OF THE SUBORDINATED CREDITOR AND THE COMPANY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF ARIZONA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SENIOR LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SENIOR LENDER.  EACH OF THE SUBORDINATED CREDITOR AND THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN

ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE SUBORDINATED CREDITOR AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH OF THE SUBORDINATED CREDITOR AND THE COMPANY HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.3 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(b)           THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN OR AMONG ANY OF SENIOR LENDER, THE SUBORDINATED CREDITOR AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

(Signature page follows)

IN WITNESS WHEREOF, Subordinated Creditor, the Company and Senior Lender have caused this Agreement to be executed as of the date first above written.

“Senior Lender”

THE KARLSSON GROUP, INC., an Arizona corporation

By:	s/s Michael Stone
Name: Michael Stone
Title: CFO

“Subordinated Creditor”

VERY HUNGRY LLC, a Colorado limited liability company

By:	By:	/s/ Brian Fleishmann
Name: Brian Fleishmann
Title: Manager

SCOTT REIMAN 1991 TRUST

By:	/s/ Scott Reiman
Name: Scott Reiman
Title: Trustee

“Company”

PROSPECT GLOBAL RESOURCES INC., a Nevada corporation

By:	/s/ Damon G. Barber
Name: Damon G. Barber
Title: President and Chief Executive Officer